Exhibit 99.1

NEWS RELEASE

RIVERVIEW FINANCIAL CORPORATION

REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

HARRISBURG, PA, July 20, 2017 / GLOBE NEWSWIRE / Riverview Financial Corporation (“Riverview”) (OTCQX: RIVE), the financial holding company for Riverview Bank, today reported unaudited financial results at and for the three and six months ended June 30, 2017. Riverview reported net income of $179 thousand, or $0.04 per basic and diluted weighted average common share, for the second quarter of 2017, compared to net income of $855 thousand, or $0.27 per basic and diluted weighted average common share, for the comparable period of 2016.

For the six months ended June 30, 2017, Riverview reported a net loss of $388 thousand, or $(0.08) per basic and diluted weighted average common share, compared to net income of $1,608 thousand, or $0.50 per basic and diluted weighted average common share, for the same period last year. The net loss recognized for the first six months of 2017 was a direct result of incurring certain costs related to implementing strategic initiatives to enhance shareholder value through asset growth provided by organic and inorganic opportunities. On January 20, 2017, we announced the successful completion of a $17.0 million private placement of common and preferred securities. The additional capital afforded us the ability to significantly grow our loan portfolio through hiring multiple teams of experienced and established lenders to serve new and existing markets. More notably the capital raise allowed us to announce on April 20, 2017, the execution of a definitive merger agreement in which Riverview Financial Corporation will merge with CBT Financial Corp., the parent company of CBT Bank, in a stock transaction valued at approximately $49.4 million. This merger will form a combined community banking franchise with approximately $1.2 billion of assets and will provide enhanced products and services through 33 banking locations covering 12 Pennsylvania counties. The transaction is expected to close in the fourth quarter of 2017 pending regulatory and shareholder approval.

“We look forward to the pending strategic partnership with CBT Financial Corp. along with obtaining the benefits derived from the merger for shareholders, customers and employees. We are confident that the shareholders of both entities will recognize the exceptional value created through the combination of two community banks having long established histories of providing excellent service and extensive community support to Central and Southwestern Pennsylvania. This move is a logical step in our announced strategy to expand throughout Central Pennsylvania and into markets with attractive demographics and long-term growth potential. The addition of our new lending teams has provided net loan growth of more than $40.3 million in the second quarter and $95.4 million for the first half of 2017,” stated Kirk D. Fox, Chief Executive Officer. “In addition, we are pleased to announce our entrance into Lycoming County as we expect to open our first community banking office located in Williamsport, PA during the third quarter of 2017,” concluded Fox.

HIGHLIGHTS

•	For the second quarter of 2017, loans, net grew 34.8% annualized.

•	Deposits increased $27.4 million or 22.1% annualized to $523.9 million at the end of the second quarter of 2017 from $496.5 million at the end of the first quarter of 2017.

•	Stockholders’ equity increased $15.6 million to $57.5 million or 9.2% of total assets at June 30, 2017 as a result of the capital offering from December 31, 2016.

•	Asset quality improved as nonperforming assets as a percentage of loans, net and other real estate owned declined to 1.41% at June 30, 2017 compared to 1.74% at March 31, 2017 and 2.35% at June 30, 2016.

INCOME STATEMENT REVIEW

Tax-equivalent net interest income for the three and six months ended June 30 were $5.0 million and $9.5 million in 2017 compared to $4.5 million and $9.1 million in 2016, respectively. The increase in tax equivalent net interest income was primarily attributable to a favorable volume variance from an increase in average interest earning assets exceeding the growth of average interest bearing liabilities. Partially offsetting the positive impact of net average asset growth was an unfavorable rate variance caused by a decline in the tax-equivalent net interest margin. The increase in average earning assets exceeded the growth of average interest bearing liabilities by $21.8 million comparing the second quarters of 2017 and 2016. For the three months ended June 30, the tax-equivalent net interest margin decreased to 3.58% in 2017 from 3.75% in 2016. Average earning assets increased to $48.5 million compared to an increase in average interest bearing liabilities of $26.3 million in the first half of 2017. Loans, net averaged $447.7 million in 2017 and $403.8 million in 2016. Average investments totaled $74.2 million in 2017 and $72.3 million in 2016. The tax-equivalent net interest margin for the six months ended June 30, 2017, declined 19 basis points from 3.77% for the comparable period of 2016. The tax-equivalent yield on the loan portfolio decreased to 4.32% in the first half of 2017 compared to 4.50% in 2016. For the six months ended June 30, the tax-equivalent yield on total investments increased to 3.46% in 2017 from 3.30% in 2016. The cost of funds increased 11 basis points in 2017 from 0.54% in 2016. The tax-equivalent net interest margin increased slightly by one basis point to 3.58% in the second quarter of 2017 from 3.57% in the first quarter of 2017. Average earning assets increased $51.3 million while average interest bearing liabilities increased $45.2 million comparing the second and first quarters of 2017.

For the quarter ended June 30, the provision for loan losses increased to $519 thousand in 2017 from $156 thousand in 2016. The provision for loan losses totaled $1,124 thousand for the six months ended June 30, 2017, compared to $255 thousand in 2016. The increase in the provision for loan losses in 2017 was primarily influenced by significant loan growth originated through the successful hiring of teams of lenders.

For the three months ended June 30, noninterest income totaled $802 thousand in 2017, a decrease of $251 thousand from $1,053 thousand in 2016. The decrease was primarily attributable to a decrease in net gains recognized on the sale of available-for-sale investment securities. Wealth management income grew $15 thousand while mortgage banking income grew $38 thousand when comparing the second quarter of 2017 with 2016. For the six months ended, noninterest income decreased to $1,581 thousand in 2017 from $1,690 thousand in 2016. The year over year decrease of $269 thousand in net gains recognized on the sale of available-for-sale investment securities was partially offset by improvements in wealth management income of $115 thousand.

For the quarter ended June 30, noninterest expense increased $796 thousand to $5,041 thousand in 2017 from $4,245 thousand in 2016. Noninterest expense increased $1,844 thousand, or 22.1%, to $10,204 thousand for the six months ended June 30, 2017, from $8,360 thousand for the same period last year. The majority of the increase in salaries and employee benefit expense was the result of hiring new asset generation employees and related costs, as well as the opening of a new, full service office in Temple, Berks County, Pennsylvania. Additions to leased facilities for these newly opened offices along with offices to support the lending teams were primarily responsible for the $201 thousand or 18.6% increase in occupancy and equipment costs. The increase in other expenses comparing the first six months of 2017 and 2016 was a result of incurring merger related costs of $269 thousand in 2017.

BALANCE SHEET REVIEW

Total assets, loans, net and deposits totaled $628.2 million, $504.8 million, and $523.9 million, respectively, at June 30, 2017. Loans, net increased $40.3 million, or 8.7% in the second quarter of 2017 and $95.4 million or 23.3% for the first half of 2017. Growth in commercial loans was primarily responsible for the majority of the improvement. Total deposits increased $27.4 million or 5.5% in the second quarter of 2017 and $71.3 million or 15.8% in the first six months of 2017. Noninterest-bearing deposits increased $2.2 million, while interest-bearing deposits increased $69.1 million in the first half of 2017. An improvement in the volume of money market accounts was primarily responsible for the increase in interest-bearing deposits.

Stockholders’ equity totaled $57.5 million or $11.79 per common share at June 30, 2017, as compared to $41.9 million, or $12.95 per common share at December 31, 2016. The increase in equity in the first six months of 2017 was a result of the completion of the sale of approximately $17.0 million in common and preferred equity, before expenses, to accredited investors and qualified institutional buyers through a private placement. Effective as of the close of business on June 22, 2017, Riverview filed an amendment to the Articles of Incorporation to authorize a class of non-voting common stock after obtaining shareholder approval on June 21, 2017. As a result, each share of Series A preferred stock was automatically converted into one share of non-voting common stock as of the effective date. The non-voting common stock has the same relative rights as, and is identical in all respects with, each other share of common stock of Riverview, except that holders of non-voting common stock do not have voting rights. Tangible stockholders’ equity per common share decreased to $10.51 per share at June 30, 2017, compared to $10.84 per share at year-end 2016. Dividends declared for the six months ended June 30, 2017 amounted to $0.28 per share. The annualized dividend yield based on the closing price of $13.48 per share on June 30, 2017 was 4.1%.

ASSET QUALITY REVIEW

Nonperforming assets were $7.1 million or 1.4% of loans, net and foreclosed assets at June 30, 2017, an improvement from $8.1 million, or 2.0%, at December 31, 2016, and $9.4 million, or 2.4% at June 30, 2016. Adjusting for accruing restructured loans, non-performing assets were $1.9 million, or 0.4% of loans, net and foreclosed assets at June 30, 2017, $2.4 million or 0.6% at December 31, 2016, and $2.8 million, or 0.7%, at June 30, 2016. The allowance for loan losses equaled $4.8 million or 0.96% of loans, net at June 30, 2017, compared to $3.7 million or 0.91% of loans, net at December 31, 2016, and $3.6 million, or 0.91% of loans, net, at June 30, 2016. Loans charged-off, net of recoveries, for the three and six months ended June 30, equaled $14 thousand and $22 thousand in 2017, respectively, compared to $264 thousand and $1,011 thousand for the comparable periods last year.

Riverview Financial Corporation is the parent company of Riverview Bank and its operating divisions Halifax Bank, Marysville Bank, Citizens Neighborhood Bank, and Riverview Wealth Management. An independent community bank, Riverview Bank serves its Central Pennsylvania market area of Berks, Cumberland, Dauphin, Lycoming, Northumberland, Perry and Schuylkill Counties, as well as its Southwestern Pennsylvania market area of Bedford, Cambria, Somerset and Westmoreland Counties through sixteen community banking offices and three limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Riverview Wealth Management provides trust and investment advisory services to the general public through offices in Lebanon and Schuylkill Counties. The Company’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company’s Investor Relations site can be accessed at https://www.riverviewbankpa.com/.

SOURCE: Riverview Financial Corporation

Contact: Scott A. Seasock, CFO at 717.827.4039 or sseasock@riverviewbankpa.com

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Riverview Financial Corporation, Riverview Bank, and its subsidiaries (collectively, “Riverview”) that may be considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Riverview claims the protection of the statutory safe harbors for forward-looking statements.

Riverview cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Riverview’s operations, pricing, products and services and other factors that may be described in Riverview’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Riverview following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Riverview assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely presents and supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and core net income ratios. The reported results for the three and six months ended June 30, 2017 and 2016, contain items which Riverview considers non-core, namely net gains on sales of investment securities available-for-sale and acquisition related expenses. Riverview presents the non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in Riverview’s results of operation. Presentation of these non-GAAP financial measures is consistent with how Riverview evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in evaluation of companies in Riverview’s industry. Where non-GAAP measures are used in this press release, reconciliations to the comparable GAAP measures are provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from similarly titled non-GAAP financial measures of other financial institutions. These non-GAAP financial measures would not be considered a substitute for GAAP basis measures, and Riverview strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are presented in the tabular material that follows.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Riverview Financial Corporation

Five Quarter Trend

(In thousands, except per share data)

	Jun 30 2017	Mar 31 2017	Dec 31 2016	Sept 30 2016	Jun 30 2016
Key performance data:
Per common share data:
Net income (loss)	$0.04	$(0.12)	$0.15	$0.30	$0.27
Core net income (loss) (1)	$0.05	$(0.10)	$0.15	$0.27	$0.23
Cash dividends declared	$0.14	$0.14	$0.14	$0.14	$0.14
Book value	$11.79	$12.45	$12.95	$13.67	$13.57
Tangible book value (1)	$10.51	$10.65	$10.84	$11.54	$11.40
Market value:
High	$14.50	$12.20	$11.78	$12.20	$12.10
Low	$11.69	$11.46	$11.05	$11.00	$11.00
Closing	$13.48	$11.95	$11.60	$11.40	$12.10
Market capitalization	$65,739	$42,044	$37,559	$36,816	$38,973
Common shares outstanding	4,876,774	3,518,351	3,237,859	3,229,467	3,220,934

Selected ratios:

Return on average stockholders’ equity	1.25%	(4.20)%	4.50%	8.73%	7.92%

Core return on average stockholders’ equity (1)	1.73%	(3.70)%	4.50%	7.86%	6.85%

Return on average tangible stockholders’ equity (1)	1.41%	(4.79)%	5.34%	10.36%	9.29%

Core return on average tangible stockholders’ equity (1)	1.95%	(4.22)%	5.34%	9.33%	8.03%

Return on average assets	0.12%	(0.41)%	0.36%	0.73%	0.64%

Core return on average assets (1)	0.16%	(0.36)%	0.36%	0.66%	0.56%

Stockholders’ equity to total assets	9.15%	9.51%	7.72%	8.38%	8.29%

Efficiency ratio (2)	86.53%	94.91%	82.02%	74.26%	79.80%

Nonperforming assets to loans, net, and foreclosed assets	1.41%	1.74%	1.99%	2.15%	2.35%

Net charge-offs to average loans, net	0.01%	0.01%	0.07%	0.00%	0.27%

Allowance for loan losses to loans, net	0.96%	0.93%	0.91%	0.91%	0.91%

Earning assets yield (FTE) (3)	4.16%	4.08%	4.19%	4.43%	4.22%

Cost of funds	0.69%	0.60%	0.51%	0.51%	0.54%

Net interest spread (FTE) (3)	3.47%	3.48%	3.68%	3.92%	3.68%

Net interest margin (FTE) (3)	3.58%	3.57%	3.76%	3.99%	3.75%

(1)	See Reconciliation of Non-GAAP financial measures.

(2)	Total noninterest expense less amortization of intangible assets divided by tax-equivalent net interest income and noninterest income less net gain (loss) on sale of investment securities available-for-sale.
(3)	Tax-equivalent adjustments were calculated using the prevailing federal statutory tax rate of 34%.

Riverview Financial Corporation

Consolidated Statements of Income

(In thousands, except per share data)

	Jun 30 2017	Jun 30 2016
Six Months Ended
Interest income:
Interest and fees on loans:
Taxable	$9,274	$8,764
Tax-exempt	215	174
Interest and dividends on investment securities:
Taxable	1,130	836
Tax-exempt	93	227
Dividends	3	7
Interest on interest-bearing deposits in other banks	47	28
Interest on federal funds sold	10	2
Total interest income	10,772	10,038

Interest expense:
Interest on deposits	1,200	928
Interest on short-term borrowings	85	56
Interest on long-term debt	153	137
Total interest expense	1,438	1,121
Net interest income	9,334	8,917
Provision for loan losses	1,124	255
Net interest income after provision for loan losses	8,210	8,662

Noninterest income:
Service charges, fees and commissions	629	618
Commissions and fees on fiduciary activities	61	54
Wealth management income	452	337
Mortgage banking income	229	191
Life insurance investment income	147	158
Net gain (loss) on sale of investment securities available-for-sale	63	332
Total noninterest income	1,581	1,690

Noninterest expense:
Salaries and employee benefits expense	5,593	4,277
Net occupancy and equipment expense	1,280	1,079
Amortization of intangible assets	235	152
Net cost of operation of other real estate owned	174	131
Other expenses	2,922	2,721
Total noninterest expense	10,204	8,360
Income (loss) before income taxes	(413)	1,992
Provision for income tax expense (benefit)	(25)	384
Net income (loss)	$(388)	$1,608

Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available-for-sale	$1,758	$1,088
Reclassification adjustment for (gain) loss included in net income	(63)	(332)
Change in pension liability
Income tax expense (benefit) related to other comprehensive income	576	257
Other comprehensive income (loss), net of income taxes	1,119	499
Comprehensive income (loss)	$731	$2,107

Per common share data:
Net income (loss):
Basic	$(0.08)	$0.50
Diluted	$(0.08)	$0.50
Average common shares outstanding:
Basic	3,555,629	3,210,375

Diluted	3,555,629	3,233,937
Cash dividends declared	$0.28	$0.28

Riverview Financial Corporation

Consolidated Statements of Income

(In thousands, except per share data)

	Jun 30 2017	Mar 31 2017	Dec 31 2016	Sept 30 2016	Jun 30 2016
Three months ended
Interest income:
Interest and fees on loans:
Taxable	$4,989	$4,285	$4,203	$4,598	$4,337
Tax-exempt	107	108	190	87	88
Interest and dividends on investment securities available-for-sale:
Taxable	566	564	556	539	435
Tax-exempt	46	47	46	53	91
Dividends		3		1	4
Interest on interest-bearing deposits in other banks	24	23	12	13	13
Interest on federal funds sold	4	6			1
Total interest income	5,736	5,036	5,007	5,291	4,969

Interest expense:
Interest on deposits	668	532	418	447	461
Interest on short-term borrowings	63	22	25	3	13
Interest on long-term debt	78	75	81	77	82
Total interest expense	809	629	524	527	556
Net interest income	4,927	4,407	4,483	4,764	4,413
Provision for loan losses	519	605	169	29	156
Net interest income after provision for loan losses	4,408	3,802	4,314	4,735	4,257

Noninterest income:
Service charges, fees and commissions	292	337	345	315	320
Commissions and fees on fiduciary activities	31	30	30	34	35
Wealth management income	194	258	294	194	179
Mortgage banking income	147	82	196	210	109
Life insurance investment income	74	73	69	118	76
Net gain (loss) on sale of investment securities available-for-sale	64	(1)		152	334
Total noninterest income	802	779	934	1,023	1,053

Noninterest expense:
Salaries and employee benefits expense	2,757	2,836	2,650	2,334	2,126
Net occupancy and equipment expense	634	646	548	538	526
Amortization of intangible assets	71	164	93	95	76
Net cost of operation of other real estate owned	138	36	117	83	89
Other expenses	1,441	1,481	1,228	1,283	1,428
Total noninterest expense	5,041	5,163	4,636	4,333	4,245
Income (loss) before income taxes	169	(582)	612	1,425	1,065
Income tax expense (benefit)	(10)	(15)	124	454	210
Net income (loss)	$179	$(567)	$488	$971	$855

Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available-for-sale	$1,246	$512	$(3,668)	$(148)	$581
Reclassification adjustment for (gain) loss included in net income	(64)	1		(152)	(334)
Change in pension liability			47
Income tax expense (benefit) related to other comprehensive income (loss)	402	174	(1,231)	(102)	84
Other comprehensive income (loss), net of income taxes	780	339	(2,390)	(198)	163
Comprehensive income (loss)	$959	$(228)	$(1,902)	$773	$1,018

Per common share data:
Net income (loss):
Basic	$0.04	$(0.12)	$0.15	$0.30	$0.27
Diluted	$0.04	$(0.12)	$0.15	$0.30	$0.27
Average common shares outstanding:

Basic	3,655,446	3,454,704	3,232,359	3,224,053	3,214,248
Diluted	3,726,939	3,454,704	3,254,719	3,244,689	3,245,868
Cash dividends declared	$0.14	$0.14	$0.14	$0.14	$0.14

Riverview Financial Corporation

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

	Jun 30 2017	Mar 31 2017	Dec 31 2016	Sept 30 2016	Jun 30 2016
Three months ended
Net interest income:
Interest income
Loans, net:
Taxable	$4,989	$4,285	$4,203	$4,598	$4,337
Tax-exempt	162	164	288	132	134
Total loans, net	5,151	4,449	4,491	4,730	4,471
Investments:
Taxable	566	567	556	540	439
Tax-exempt	70	71	70	80	138
Total investments	636	638	626	620	577
Interest on interest-bearing balances in other banks	24	23	12	13	13
Federal funds sold	4	6			1
Total interest income	5,815	5,116	5,129	5,363	5,062
Interest expense:
Deposits	668	532	418	447	461
Short-term borrowings	63	22	25	3	13
Long-term debt	78	75	81	77	82
Total interest expense	809	629	524	527	556
Net interest income	$5,006	$4,487	$4,605	$4,836	$4,506

Loans, net:
Taxable	4.36%	4.30%	4.26%	4.71%	4.49%
Tax-exempt	3.99%	4.06%	9.16%	4.50%	4.33%
Total loans, net	4.35%	4.30%	4.42%	4.70%	4.49%
Investments:
Taxable	3.35%	3.32%	3.28%	3.30%	2.97%
Tax-exempt	4.89%	5.01%	4.84%	4.88%	4.55%
Total investments	3.47%	3.45%	3.40%	3.44%	3.24%
Interest-bearing balances with banks	0.95%	0.87%	0.49%	0.55%	0.54%
Federal funds sold	0.94%	0.74%			0.43%
Total earning assets	4.16%	4.08%	4.19%	4.43%	4.22%
Interest expense:
Deposits	0.62%	0.54%	0.43%	0.45%	0.47%
Short-term borrowings	1.11%	0.86%	0.65%	0.56%	0.55%
Long-term debt	2.81%	2.73%	2.88%	2.71%	2.90%
Total interest-bearing liabilities	0.69%	0.60%	0.51%	0.51%	0.54%
Net interest spread	3.47%	3.48%	3.68%	3.92%	3.68%
Net interest margin	3.58%	3.57%	3.76%	3.99%	3.75%

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands, except per share data)

	Jun 30 2017	Mar 31 2017	Dec 31 2016	Sept 30 2016	Jun 30 2016
At period end
Assets:
Cash and due from banks	$9,613	$10,852	$7,783	$7,066	$6,193
Interest-bearing balances in other banks	6,064	11,552	11,337	9,051	8,606
Federal funds sold
Investment securities available-for-sale	67,852	72,741	73,113	72,371	74,253
Loans held for sale	1,037	522	652	820	318
Loans, net	504,749	464,481	409,343	398,193	398,493
Less: allowance for loan losses	4,834	4,329	3,732	3,637	3,609
Net loans	499,915	460,152	405,611	394,556	394,884
Premises and equipment, net	12,132	12,116	12,201	12,287	12,236
Accrued interest receivable	1,651	1,881	1,726	1,701	1,586
Goodwill	5,079	5,079	5,408	5,408	5,408
Other intangible assets, net	1,170	1,241	1,405	1,497	1,593
Other assets	23,728	24,237	23,812	22,321	22,236
Total assets	$628,241	$600,373	$543,048	$527,078	$527,313

Liabilities:
Deposits:
Noninterest-bearing	$76,096	$79,127	$73,932	$71,329	$70,230
Interest-bearing	447,799	417,380	378,628	387,664	391,217
Total deposits	523,895	496,507	452,560	458,993	461,447
Short-term borrowings	30,000	30,000	31,500	6,000	4,069
Long-term debt	11,589	11,073	11,154	11,257	11,335
Accrued interest payable	194	203	192	220	221
Other liabilities	5,048	5,499	5,722	6,447	6,520
Total liabilities	570,726	543,282	501,128	482,917	483,592

Stockholders’ equity:
Preferred stock		13,283
Common stock	45,240	31,833	29,052	28,955	28,855
Capital surplus	235	224	220	211	201
Retained earnings	13,118	13,609	14,845	14,802	14,274
Accumulated other comprehensive income (loss)	(1,078)	(1,858)	(2,197)	193	391
Total stockholders’ equity	57,515	57,091	41,920	44,161	43,721
Total liabilities and stockholders’ equity	$628,241	$600,373	$543,048	$527,078	$527,313

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands, except per share data)

Average quarterly balances	Jun 30 2017	Mar 31 2017	Dec 31 2016	Sept 30 2016	Jun 30 2016
Assets:
Loans, net:
Taxable	$458,702	$403,684	$392,085	$388,752	$388,062
Tax-exempt	16,285	16,396	12,510	11,675	12,446
Total loans, net	474,987	420,080	404,595	400,427	400,508
Investments:
Taxable	67,753	69,253	67,423	65,126	59,354
Tax-exempt	5,747	5,748	5,750	6,524	12,203
Total investments	73,500	75,001	73,173	71,650	71,557
Interest-bearing balances with banks	10,137	10,662	9,716	9,371	9,673
Federal funds sold	1,709	3,293	31	199	926
Total earning assets	560,333	509,036	487,515	481,647	482,664
Other assets	49,382	49,025	45,300	49,010	50,667
Total assets	$609,715	$558,061	$532,815	$530,657	$533,331

Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$435,033	$402,339	$384,278	$395,272	$392,343
Noninterest-bearing	77,440	73,188	72,227	70,956	70,342
Total deposits	512,473	475,527	456,505	466,228	462,685
Short-term borrowings	22,838	10,324	15,213	2,114	9,451
Long-term debt	11,146	11,122	11,203	11,284	11,360
Other liabilities	5,909	6,325	6,709	6,799	6,425
Total liabilities	552,366	503,298	489,630	486,425	489,921
Stockholders’ equity	57,349	54,763	43,185	44,232	43,410
Total liabilities and stockholders’ equity	$609,715	$558,061	$532,815	$530,657	$533,331

Riverview Financial Corporation

Asset Quality Data

(In thousands)

	Jun 30 2017	Mar 31 2017	Dec 31 2016	Sept 30 2016	Jun 30 2016
At quarter end:
Nonperforming assets:
Nonaccrual loans	$1,702	$1,725	$1,386	$1,463	$1,575
Accruing restructured loans	5,199	5,597	5,805	6,017	6,600
Accruing loans past due 90 days or more	35	189	359	133	349
Foreclosed assets	205	561	625	988	842
Total nonperforming assets	$7,141	$8,072	$8,175	$8,601	$9,366

Three months ended:
Allowance for loan losses:
Beginning balance	$4,329	$3,732	$3,637	$3,609	$3,717
Charge-offs	21	12	78	35	303
Recoveries	7	4	4	34	39
Provision for loan losses	519	605	169	29	156
Ending balance	$4,834	$4,329	$3,732	$3,637	$3,609

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	Jun 30 2017	Mar 31 2017	Dec 31 2016	Sept 30 2016	Jun 30 2016
Three months ended:
Core net income (loss) per common share:
Net income (loss)	$179	$(567)	$488	$971	$855
Dividends on preferred stock	(186)	(185)
Net income (loss) available to common stockholders	(7)	(752)	488	971	855
Undistributed loss (income) allocated to preferred stockholders	128	347
Income (loss) allocated to common stockholders	121	(405)	488	971	855
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	42	(1)		100	220
Add: Acquisition related expenses, net of tax	111	67		3	104
Net income (loss) Core	$190	$(337)	$488	$874	$739

Average common shares outstanding	3,655,446	3,454,704	3,232,359	3,224,053	3,214,248

Core net income (loss) per common share	$0.05	$(0.10)	$0.15	$0.27	$0.23

Tangible book value:
Total stockholders’ equity	$57,515	$43,808	$41,920	$44,161	$43,721
Less: Goodwill	5,079	5,079	5,408	5,408	5,408
Less: Other intangible assets, net	1,170	1,241	1,405	1,497	1,593
Total tangible stockholders’ equity	$51,266	$37,488	$35,107	$37,256	$36,720

Common shares outstanding	4,876,774	3,518,351	3,237,859	3,229,467	3,220,934

Tangible book value per share	$10.51	$10.65	$10.84	$11.54	$11.40

Core return on average stockholders’ equity:
Net income (loss) GAAP	$179	$(567)	$488	$971	$855
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	42	(1)		100	220
Add: Acquisition related expenses, net of tax	111	67		3	104
Net income (loss) Core	$248	$(499)	$488	$874	$739

Average stockholders’ equity	$57,349	$54,763	$43,185	$44,232	$43,410

Core return on average stockholders’ equity	1.73%	(3.70)%	4.50%	7.86%	6.85%

Return on average tangible equity:
Net income (loss) GAAP	$179	$(567)	$488	$971	$855

Average stockholders’ equity	$57,349	$54,763	$43,185	$44,232	$43,410
Less: average intangibles	6,284	6,765	6,857	6,956	6,383
Average tangible stockholders’ equity	$51,065	$47,998	$36,328	$37,276	$37,027

Return on average tangible stockholders’ equity	1.41%	(4.79)%	5.34%	10.36%	9.29%

Core return on average tangible stockholders’ equity:
Net income (loss) GAAP	$179	$(567)	$488	$971	$855
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	42	(1)		100	220
Add: Acquisition related expenses, net of tax	111	67		3	104
Net income (loss) Core	$248	$(499)	$488	$874	$739

Average stockholders’ equity	$57,349	$54,763	$43,185	$44,232	$43,410
Less: average intangibles	6,284	6,765	6,857	6,956	6,383
Average tangible stockholders’ equity	$51,065	$47,998	$36,328	$37,276	$37,027

Core return on average tangible stockholders’ equity	1.95%	(4.22)%	5.34%	9.33%	8.03%

Core return on average assets:
Net income (loss) GAAP	$179	$(567)	$488	$971	$855
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	42	(1)		100	220
Add: Acquisition related expenses, net of tax	111	67		3	104
Net income (loss) Core	$248	$(499)	$488	$874	$739

Average assets	$609,715	$558,061	$532,815	$530,657	$533,331
Core return on average assets	0.16%	(0.36)%	0.36%	0.66%	0.56%

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	Jun 30 2017	Jun 30 2016
Six months ended:
Core net income per common share:
Net income (loss)	$(388)	$1,608
Dividends on preferred stock	(371)
Net income (loss) available to common stockholders	(759)	1,608
Undistributed loss allocated to preferred stockholders	475
Income (loss) allocated to common stockholders	(284)	1,608
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	42	219
Add: Acquisition related expenses, net of tax	178	145
Net income Core	$(148)	$1,534

Average common shares outstanding	3,555,629	3,210,375

Core net income (loss) per common share	$(0.05)	$0.48